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                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                      AND
                             SCHEME OF ARRANGEMENT

    This First Amendment, dated as of December 1, 2000, is made by and among National Grid Group plc, a public limited company incorporated under the laws of England and Wales with registration number 2367004 ("PARENT"), Niagara Mohawk Holdings, Inc., a New York corporation (the "COMPANY"), New National Grid plc, a public limited company incorporated under the laws of England and Wales with registration number 4031152 ("NEWCO") and Grid Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("MERGER SUB").

                                    RECITALS

    WHEREAS, the parties hereto are parties to the Agreement and Plan of Merger and Scheme of Arrangement dated September 4, 2000 (the "AGREEMENT"); and

    WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

    NOW, THEREFORE, the parties hereto, intending to be legally bound hereby agree as follows:

1. Paragraph (a) of Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

    (a) CONVERSION OF MERGER SUB SHARES. As of the Merger Effective Time, and in consideration for the Merger Consideration given by Newco, each issued and outstanding share of common stock, par value $0.10 per share, of Merger Sub (the "MERGER SUB COMMON STOCK"), will be converted into the right to receive a number of shares of common stock to be issued at the Merger Effective Time by the Surviving Entity equal to the number of shares of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK") divided by the number of issued and outstanding shares of Merger Sub Common Stock, in each case at the Merger Effective Time.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect.


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    IN WITNESS WHEREOF, each party hereto has caused this First Amendment to be signed by its respective officer thereunto duly authorized as of the date first written above.

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
                                          NATIONAL GRID GROUP PLC

                                          By:   /s/ Richard P. Sergel
                                              ----------------------------------

                                          Its:  Group Director, North America
                                              ----------------------------------

                                          NIAGARA MOHAWK HOLDINGS, INC.

                                          By    /s/ William E. Davis
                                              ----------------------------------

                                          Its: Chairman of the Board and
                                               Chief Executive Officer
                                              ----------------------------------

                                          NEW NATIONAL GRID PLC

                                          By:
                                              ----------------------------------

                                          Its:
                                              ----------------------------------

                                          GRID DELAWARE, INC.

                                          By:  /s/ Richard P. Sergel
                                              ----------------------------------

                                          Its: President
                                              ----------------------------------

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